Exhibit 99.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

Robert M. Daugherty

     This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (“Amendment No. 1”) is entered into as of the 31st day of December, 2006 (the “Effective Date”), and amends that certain EMPLOYMENT AGREEMENT dated as of September 20, 2004 (the “Employment Agreement”) by and between AmericanWest Bancorporation, a Washington corporation (“AWBC”), its wholly owned subsidiary AmericanWest Bank, a Washington state-chartered bank (the “Bank” and together with AWBC, “Employer”), and Robert M. Daugherty (“Executive”).

     SECTION 1. Subdivision (a) of Section 12 of the Employment Agreement is hereby amended to read, in its entirety, as follows:

     (a) Death; Disability; Resignation without Good Reason; Termination for Cause.

     If Executive’s employment is terminated as a result of death, Disability, resignation without Good Reason or termination for Cause pursuant to Sections 11(a), (b), (c), or (f) respectively, Executive shall receive as of the Date of Termination:

        (1)      his base salary through the Date of Termination;

        (2)      any incentive compensation earned for any performance period completed on or before the Date of Termination but not yet paid; and

        (3)      reimbursement of expenses described in Section 7(e) incurred as of the Date of Termination but not yet reimbursed.

     SEC. 2. Subdivision (b) of Section 12 of the Employment Agreement is hereby amended to read, in its entirety, as follows:

    (b)      Change of Control.

        (1)     At any time within the first year following a Change of Control (as defined in Section 17), Executive shall have the right, at his sole option, to terminate this Agreement by giving Employer ninety (90) days' written notice thereof. If, following a Change in Control, either (A) Executive exercises his right to terminate this Agreement pursuant to this paragraph, or (B) within two (2) years following the effective date of such Change in Control, Executive terminates his employment for Good Reason pursuant to Section 11(d) or Employer terminates Executive without Cause pursuant to Section 11(e), Executive shall receive:

             (i) An amount equal to two (2) times Executive's then-current annual base salary, plus an amount equal to Executive's bonus for the year immediately preceding any such termination; provided, however, that if such termination occurs in 2005, the bonus shall be the amount of Executive’s bonus paid in January, 2005, pursuant to Section 7(b)(1);

             (ii) Any incentive compensation earned for any performance period completed on or before the Date of Termination but not yet paid;

             (iii) Reimbursement of expenses described in Section 7(e) incurred as of the Date of Termination but not yet reimbursed; and

             (iv) Immediate acceleration of vesting of all stock options granted to Executive.

         (2) The payment to which Executive is entitled pursuant to subparagraphs (i) and (ii) of Section 12(b)(1) shall be paid in equal monthly installment payments paid over the Restricted Period, as defined in Section 13(a), with no percent value or other discount.

         (3) Executive shall not be required to mitigate the amount of any payment or benefit contemplated by this Section 12(b) (whether by seeking new employment or otherwise), and no such payment or benefit shall be reduced by earnings that Executive may receive from any other source.

     SEC. 3. Subdivision (c) of Section 12 of the Employment Agreement is hereby amended to read, in its entirety, as follows:

    (c)      Resignation for Good Reason; Termination without Cause.

        (1) If Executive terminates his employment for Good  Reason pursuant to Section 11(d) or Employer terminates Executive without Cause pursuant to Section 11(e), and such termination is not within two (2) years following a Change of Control, Executive shall receive:

             (i) Executive's then-current base salary from the Date of Termination through the remainder of the Term;

             (ii) Any incentive compensation earned for any performance period completed on or before the Date of Termination but not yet paid;

             (iii) Reimbursement of expenses described in Section 7(e) incurred as of the Date of Termination but not yet reimbursed; and

             (iv) Immediate acceleration of vesting of all stock options which have been granted to Executive prior to the date of termination.

         (2) The payments to which Executive is entitled pursuant to subparagraphs (i) and (ii) of this Section 12(c)(1) shall be paid in equal monthly installment payments over the Restricted Period, as defined in Section 13(a), with no percent value or other discount.

         (3) Executive shall not be required to mitigate the amount of any payment or benefit contemplated by this Section 12(c) (whether by seeking new employment or otherwise), and no such payment or benefit shall be reduced by earnings that Executive may receive from any other source.

     SEC. 4. Subdivision (e) of Section 12 of the Employment Agreement is hereby amended and renumbered to become subdivision (g) of said Section, and new subdivisions (e) and (f) are added to Section 12 to read as follows:

     (e) Payment of Certain Severance Benefits. It is the intention of the parties to this Agreement that any severance benefit payable hereunder (i) be paid in accordance with the terms of the applicable subdivision of this Section 11 to the greatest extent possible, and (ii) either be exempt from, or otherwise comply with, Section 409A of the Code. To that effect, therefore, the parties agree to the following provisions, as applicable:

         (1) To the extent any severance benefit paid to Executive pursuant to the provisions of either subdivision (b) or (c) of this Section 11 (“Severance Benefit”) is subject to Section 409A of the Code and Executive is deemed to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, commencement of payment of the Severance Benefit shall be delayed for six (6) months following Executive’s termination of employment and the first installment payment made in the seventh month following termination of employment shall equal the aggregate installment payments Executive would have received during the first six months of the Installment Period (the “Aggregate Payments”), plus the payment Executive is otherwise entitled to receive for the seventh month of the Installment Period, provided payment of the Aggregate Payments in the seventh month does not subject Executive to additional tax under Section 409A of the Code.

         (2) To the extent the Severance Benefit is subject to Section 409A of the Code, and Bank or Executive reasonably believes, at any time, that such Severance Benefit does not comply with Section 409A, it will promptly advise the other and each hereby agrees to negotiate reasonably and in good faith to amend the terms of this Agreement such that it so complies (with the most limited possible economic effect on each of Bank and Executive and with the intent to preserve payment of a meaningful portion of the Severance Benefit over the Installment Period).

     (f) “Excess Parachute Payment” Considerations. Notwithstanding anything in this Agreement to the contrary, if the total of the payments made to Executive under subdivision (b) or (c) of this Section 11, as applicable, together with any other payments or benefits received from Bank, will be an amount that would cause them to be an “excess parachute payment” within the meaning of Section 280G(b)(2)(A) of the Code, then the payment due under Section 11(b)(1)(i) or 11(c)(i), as the case may be, shall be reduced to the largest amount that will result in no portion of benefit payments under this Agreement being subject to the excise tax imposed by Section 4999 of the Code. The determination of any reduction in the benefit payments pursuant to the foregoing provisions, shall be made by mutual agreement of Executive and Bank or, if no agreement is possible, by Bank’s accountants.

     SEC. 5. Subdivision (b) of Section 14 of the Employment Agreement is hereby amended to read, in its entirety, as follows:

     No Solicitation. While Executive is employed pursuant to this Agreement and during the Restricted Period, Executive will not directly or indirectly solicit or attempt to solicit (1) any employees of AWBC or the Bank to leave their employment or (2) any customers of the Bank to participate in any manner in a Competing Business or to remove their business from the Bank.

     SEC. 6. Subdivision (c) of Section 14 of the Employment Agreement is hereby amended to read, in its entirety, as follows:

     (c) Employment Outside Washington, Idaho and Utah. Nothing in this Section 14 prevents Executive from accepting employment from a Competing Business which employment shall take place outside the states of Washington, Idaho or Utah; provided, that Executive shall comply with the provisions of subdivision (b) of this Section 14 relating to solicitation of any employees or customers of the Bank or AWBC during the Restricted Period.

     SEC. 7. Subdivision (d) of Section 14 of the Employment Agreement is hereby amended to read, in its entirety, as follows:

     (d) Competing Business. “Competing Business” means any financial institution or trust company (including without limitation, any start-up or other financial institution or trust company in formation) that, as of the Date of Termination, competes with AWBC or the Bank in the states of Washington, Idaho or Utah.

     SEC. 8. Subdivisions (d) and (e) of Section 17 of the Employment Agreement are hereby amended and renumbered to become subdivisions (e) and (f), respectively, of said Section, and a new subdivision (d) is added to Section 17 to read as follows:

     (d) “Date of Termination” means that date on which Executive ceases to be employed by either AWBC or Bank.

     SEC. 9. No change is intended by this Amendment No. 1 to the present compensation of Executive. Except as amended and modified by this Amendment No. 1, the Employment Agreement, as hereby amended and supplemented, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 29th day of December, 2006, effective as of the date herein first above written.

EXECUTIVE	AMERICANWEST BANCORPORATION

By	By
Robert M. Daugherty	Craig D. Eerkes Chairman of the Board

AMERICANWEST BANK

By
Craig D. Eerkes Chairman of the Board